UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 3, 2004

CBRL GROUP, INC.

Tennessee	0-25225	62-1749513

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release dated May 3, 2004.

99.2 Consent Order.

Item 9. Regulation FD Disclosure

     On May 3, 2004, Cracker Barrel Old Country Store, Inc. (“Cracker Barrel”), a wholly-owned subsidiary of CBRL Group, Inc. (the “Company”), announced that it had reached an agreement that culminates months of negotiations with the U.S. Department of Justice on procedures to address and resolve alleged claims of discrimination by customers. In connection with the agreement, Cracker Barrel issued a press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and which by this reference is incorporated herein as if copied verbatim. The consent order that has been executed by both Cracker Barrel and the Department of Justice, which sets forth their agreement is furnished as Exhibit 99.2 to this Current Report on Form 8-K, and by this reference is incorporated herein as if copied verbatim.

     The Company and Cracker Barrel expect the consent order to be filed today in the United States District Court for the Northern District of Georgia simultaneously with the filing of the Department of Justice’s Complaint that the consent order addresses. Cracker Barrel’s agreement with the Department of Justice does not include any payment of money by Cracker Barrel. The agreement also is not an admission of wrongdoing by Cracker Barrel, which continues to deny any allegations of wrongdoing as a part of the agreement.

     Cracker Barrel’s agreement with the Department of Justice, which must be approved by the court, provides for:

•	revisions to Cracker Barrel’s customer service procedures, including posting a notice of non-discrimination

•	enhanced training for Cracker Barrel managers and employees

•	development and implementation of an improved system for investigating, responding to and tracking customer complaints

•	testing of certain Cracker Barrel locations to verify compliance with Title II of the Civil Rights Act of 1964 and hiring an auditor

•	an agreement and injunctive provisions prohibiting Cracker Barrel from violating Title II of the Civil Rights Act of 1964, which includes prohibitions on customer discrimination

     The foregoing is only a summary of the agreement. Reference is made to Exhibit 99.2 to this current Report on Form 8-K for a complete copy of the consent order entered into between Cracker Barrel and the Department of Justice.

     As to the effect of the agreement with the Department of Justice upon certain other private litigation pending against the Company’s subsidiaries, including Cracker Barrel, the Company indicated that there have been no material developments in any of that litigation since the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended January 30, 2004 filed with the Commission on March 5, 2004 (the “2004 Second Quarter 10-Q”). Note 11 to the Company’s Condensed Consolidated Financial Statements contained in the 2004 Second Quarter 10-Q and Note 9 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended August 1, 2003 filed with the SEC on October 15, 2003 are incorporated herein by this reference as if copied verbatim.

     As previously disclosed, a federal court has denied class or collective action status to certain of these private cases alleging discrimination against employees and guests. As a result, those cases now consist only of individual claims. The Company believes that its subsidiaries have substantial defenses to the claims made in each of these private cases, and subject to the mediation discussions and negotiations that have been taking place from time to time, each of these cases is being defended vigorously. Although it is premature to predict the outcome of the mediation discussions and whether they will result in the resolution of any or all of the cases, if the cases were to be resolved, based upon current status of the various discussions, the Company would not expect any settlement to have a material adverse effect upon the financial condition of the Company. Any settlement, however, could adversely affect short-term results of operations if the amount of any settlement exceeded amounts previously accrued and disclosed ($3.5 million) plus the amount of insurance recoveries, if any. An unfavorable development in any of these cases, however, that resulted in a judgment in excess of amount already accrued and beyond amounts covered under various insurance policies of the Company and its subsidiaries, if applicable, could cause the Company’s consolidated results of operations and financial condition to be materially and adversely affected.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2004	CBRL GROUP, INC.
	By:	/s/ James F. Blackstock
		Name:	James F. Blackstock
		Title:	Senior Vice President, General Counsel and Secretary